EXHIBIT 32.01

CERTIFICATION  BY CHIEF EXECUTIVE OFFICER

         I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as managing operator, of The Campbell Fund Trust, certify that (i) the Form 10K for the year ended December 31, 2003 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

                                THE CAMPBELL FUND TRUST
                                By: Campbell & Company, Inc., managing operator

                                By: /s/ Bruce L. Cleland
                                    -----------------------------
                                    Bruce L. Cleland
                                    Chief Executive Officer
                                    March 24, 2004

                                      E 4